EXHIBIT 99.1

Press Release

Financial and Investor Contact:

John R. Potapchuk
631-501-7035
john.potapchuk@gentiva.com

Media Contact:

Jennifer Gery-Egan

Brainerd Communicators

212-986-6667

gery@braincomm.com

FOR IMMEDIATE RELEASE

Gentiva to Separate CareCentrix Unit; Focus Exclusively on Home Care Operations

Gentiva Will Retain Minority Stake in CareCentrix in $147 Million Deal

MELVILLE, NY, August 21, 2008 -- Gentiva Health Services, Inc. (NASDAQ: GTIV), the nation's leading provider of comprehensive home health services, today announced that it has signed a definitive agreement with Water Street Healthcare Partners, a Chicago-based private equity firm, focused exclusively on the healthcare industry, whereby Water Street will acquire a controlling 69% interest in Gentiva’s CareCentrix ancillary care benefit management business in a transaction valued at approximately $147 million.

The separation of CareCentrix positions Gentiva to sharpen its focus on accelerating growth in its core home care and hospice provider businesses, both organically and through acquisition. Gentiva will receive $84 million in cash and a $25 million interest-bearing seller note upon the closing of the transaction. In addition, Gentiva will retain 31% of the capital stock in CareCentrix having an ascribed value of $26 million. Of the $84 million in cash proceeds, $26 million will be retained by the Company and be available to fund future acquisitions. The remaining cash proceeds will be used to repay term loan debt and reduce the Company’s leverage ratio.

The Company will host an investor conference call today, Thursday, August 21, 2008 at 10:00 a.m. EDT to discuss the announcement in more detail. Details for accessing the call appear at the end of this news release.

3 Huntington Quadrangle, Suite 200S, Melville, NY 11747-4627

“Separating CareCentrix enables us to devote Gentiva’s full resources and attention to the extraordinary growth potential in our home care business, including our industry leading specialty programs,” said Gentiva Chairman and CEO Ron Malone. “Going forward Gentiva will generate 95% of its revenues from home health and hospice services. By separating CareCentrix at this juncture, we are both unlocking value for shareholders today and preserving the potential to deliver future value as Water Street, an accomplished healthcare investor, provides the expertise, resources and relationships to help CareCentrix maximize its potential. We think that CareCentrix and its many talented employees will thrive under Water Street’s direction, and we look forward to participating in that success via our continued equity investment.”

CareCentrix was started by Gentiva in 1996 and is today a leading national provider of ancillary care benefit management services for major managed care organizations. Kip Kirkpatrick, a partner with Water Street, commented, “We are excited that Gentiva has selected Water Street as the partner best suited to support its corporate goals and strategically grow CareCentrix. CareCentrix has distinguished itself by helping organizations better manage healthcare costs and enhance patient care. We believe CareCentrix can play an even bigger and more impactful role in achieving positive outcomes as more organizations utilize home health products and services as a primary approach for providing quality, cost-effective care. Our objective is to build on CareCentrix’s strong foundation and drive greater value by expanding its services to more payers and providers.”

CareCentrix Senior Vice President Tom Boelsen added, “The separation from Gentiva is both recognition of what we have built together, and an important milestone in charting CareCentrix’s future growth. With Water Street’s support, we will gain access to additional resources, strengthen our technology and infrastructure, and leverage marketplace relationships. All of this will further improve our ability to serve customers, our provider ancillary care network and ultimately our patients. We’re looking forward to working with the Water Street team, and to continuing to deliver results that benefit Gentiva as well.”

Transaction Terms, Financial Outlook and Related Information

In addition to the $135 million in consideration paid to Gentiva in the form of cash, the seller note and retained capital stock, the $147 million total value of the transaction also includes an aggregate of $12 million representing capital to be invested in CareCentrix as well as transaction-related costs. Pending necessary approvals, the transaction is expected to close by the end of the third quarter. Funding sources for the transaction will consist of a $58 million equity investment by Water Street and approximately $38 million in CareCentrix senior debt.

Gentiva expects to record a one-time, pre-tax gain of over $100 million for book purposes and a capital loss for federal tax purposes in connection with the transaction. The Company also estimates that the CareCentrix divestiture will have about a 10% dilutive effect on Gentiva’s annualized operating earnings; however, the Company anticipates offsetting this dilution over time by investing proceeds from the transaction and future cash flows in the growth of its home care operations. Based on the anticipated closing of the transaction at the end of the third quarter, Gentiva is affirming its financial outlook for 2008 post-

transaction which includes anticipated earnings of between $1.36 and $1.43 per diluted share, exclusive of special items and restructuring and integration costs.

CareCentrix generated revenues of $309 million in the twelve months ended June 29, 2008, with approximately 82% of revenues generated from its national homecare contract with CIGNA HealthCare. Concurrent with the announced divestiture, CareCentrix has signed an extension of its contract with CIGNA HealthCare, which will provide for the continued coordination and delivery of homecare services to CIGNA members through January 2014. The extension amends a previous agreement that was scheduled to expire January 31, 2011.

Water Street expects no significant changes in CareCentrix’s operating structure following completion of the transaction.

Conference Call and Web Cast Information

Gentiva Health Services will host an investor conference call to discuss the CareCentrix transaction today, August 21, 2008, at 10:00 a.m. EDT. To participate in the call from the United States, Canada or an international location, dial (412) 317-6701 and reference call 9955561#. The teleconference will also be available via live web cast on the Company’s web site at http://investors.gentiva.com/events.cfm. The web cast is an audio-only, one-way event. Web cast listeners who wish to ask questions must participate in the conference call.

A replay of the call will be available beginning August 21, at approximately 1:00 p.m. EDT, through 11:59 p.m. EDT August 28. To listen to a replay of the call from the United States, Canada or international locations dial (412) 317-0088 and enter PIN: 9955561#. The web cast will also be archived on http://investors.gentiva.com/events.cfm. This press release is accessible at http://investors.gentiva.com/releases.cfm and a transcript of the conference call is expected to be available on the site within 36 hours after the call.

About CareCentrix

CareCentrix is a leading national provider of ancillary care benefit management services for major managed care organizations. The unit delivers home nursing, infusion, home medical equipment and additional ancillary services to more than 10 million members of managed care organizations nationwide through a network of over 4,000 credentialed homecare providers. CareCentrix employs approximately 400 associates nationally. The company is based in Melville, NY, with significant regional operations in Hartford, CT, Tampa, FL and Phoenix, AZ.

About Water Street Healthcare Partners

Water Street Healthcare Partners is a Chicago-based private equity firm focused exclusively on healthcare. One of the most active investors in healthcare today, Water Street has a strong track record of building market-leadership companies across the healthcare industry. The firm has particular expertise in corporate divestitures from the world’s leading healthcare companies, including: Johnson & Johnson, Medtronic, Smith & Nephew and Stryker Corporation. Water Street’s team is comprised of highly experienced industry executives and private equity professionals who have worked together for more than 10 years and whose investments include: Access MediQuip, Alpine Biomed, Facet

Technologies, Physiotherapy Associates, PLUS Diagnostics, Precision Dynamics Corporation and Sarnova. For more information about Water Street, visit www.wshp.com.

About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is the nation's leading provider of comprehensive home health services. The Company serves patients across the United States, through its direct service delivery units or through CareCentrix(R), which provides ancillary care benefit management services for major managed care organizations. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; respiratory therapy and home medical equipment; infusion therapy services; and other therapies and services. Gentiva's revenues are generated from federal and state government programs, commercial insurance and individual consumers. For more information, visit Gentiva's web site, http://www.gentiva.com, and its investor relations section at http://investors.gentiva.com.

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “assumes,” “trends” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company’s current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; legislative proposals for healthcare reform; changes in Medicare and Medicaid reimbursement levels, including changes to the Medicare home health Prospective Payment System effective January 1, 2008; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters or terrorist acts; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; effect on liquidity of the Company’s debt service requirements; a material shift in utilization within capitated agreements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission (SEC), including the "Risk Factors" section contained in the Company's annual report on Form 10-K for the year ended December 30, 2007.

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